UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2016

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham,  MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (781)  895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of ImmunoGen, Inc. (also referred to as “we” or “our”),  filed with the Securities and Exchange Commission (SEC) on  September 29, 2016 (the “Original Form 8-K”). We disclosed in the Original Form 8-K that our intent was to seek to sub-lease 10,281 square feet of unoccupied office space in Waltham that we leased in February 2016. At the time the Original Form 8-K was filed, we could not estimate the loss we expect to incur in connection with the disposition of that space.  In accordance with SEC rules, we are filing this Form 8-K/A now that we have determined an estimate of the loss.

ITEM 2.05 – COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

In accordance with current accounting standards, we have determined that after consideration of our future rent payments, the tenant allowance we received from the landlord for improvements, the market lease rates for comparable properties, the amount of time we expect it will take to sub-lease the space and other factors, we will not incur a loss on the estimated sub-lease arrangement.  We then evaluated the balance of the leasehold improvements against the residual cash flows from the anticipated sub-lease and determined that the net balance of the leasehold improvements was not recoverable.  An impairment loss on leasehold improvements related to this space in the amount of $970,000 was recorded as part of the restructuring charge, leaving a remaining cost basis of $193,000 as of September 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: November 4, 2016	/s/ David B. Johnston

David B. Johnston
Executive Vice President and Chief Financial Officer